As filed with the Securities and Exchange Commission on June 12, 1998
                                                    Registration No.  33-80919

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       on
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 FORCENERGY INC
             (Exact name of registrant as specified in its charter)
                  Delaware                                65-0429338
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)




           2730 S.W. 3rd Avenue
                Suite 800
            Miami, Florida                                33129-2356
   (Address of Principal Executive Offices)               (Zip Code)





                        FORCENERGY GAS EXPLORATION, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 E. Joseph Grady
                            Vice President, Treasurer
                           and Chief Financial Officer
                         2730 S.W. 3rd Avenue, Suite 800
                            Miami, Florida 33129-2356
                     (Name and address of agent for service)

                                 (305) 856-8500
                     (Telephone number, including area code,
                              of agent for service)
                           ---------------------------


                                    Copy to:

                                  David C. Buck
                             Andrews & Kurth L.L.P.
                          600 Travis Street, Suite 4200
                              Houston, Texas 77002
                                 (713) 220-4301
                              (Fax) (713) 220-4285

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                        Proposed
                                                                       Proposed          Maximum
                                                     Amount            Maximum          Aggregate         Amount of
                                                     to be          Offering Price       Offering        Registration
 Title of Securities to be Registered (1)(2)     registered (3)       Per Share           Price              Fee
----------------------------------------------------------------------------------------------------------------------


Common Stock, par value $.01 per share........      100,000              n.a.              n.a.              n.a.
======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights.

(3) 2,250,000 shares of Common Stock, par value $.01 per share ("Common Stock"), were registered on Form S-8 (File No. 33-80919) on December 28, 1995, on which date a fee of $8,868 was paid. 2,150,000 of these shares have been included in a separate Registration Statement on Form S-8 pursuant to Rule 429 under the Act, and the remaining 100,000 shares remain under this registration statement.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed to amend the Form S-8 to reflect the removal of shares relating to the predecessor plans to the Forcenergy Inc 1995 Stock Incentive Plan into a separate Form S-8 and to amend certain information in Items 3 and 8, which are hereby amended in their entirety to reflect the following additional information.


Item 3. Incorporation of Documents by Reference.

         Forcenergy Inc (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

         (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998; and

         (c) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), and preferred share purchase rights contained in the Company's Registration Statement on Form 8-A (File No. 1-13095) filed with the Commission on June 13, 1997 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended on Forms 8-A/A filed with the Commission on December 10, 1997, December 23, 1997 and May 28, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 8.  Exhibits.

Exhibit
Number            Description
------            -----------

4.1* Amended and Restated Certificate of Incorporation of the Company dated July 25, 1995. (Filed as Exhibit 3.1 to the Quarterly Form on 10-Q filed on November 14, 1995 for the nine month period ending September 30, 1995 and incorporated herein by reference (File No. 0-26444)) and Amendment No. 1 thereto filed with Amendment No. 2 to Form S-1 filed on June 6, and incorporated herein by reference (File No. 333-4600).

4.2* Bylaws of the Company. (Filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed on June 2, 1995, as amended on July 6, 1995 and July 25, 1995 and incorporated herein by reference (File No. 33-93020)).

4.3* Specimen Common Stock certificate. (Filed as Exhibit 4.1 to the Registration Statement on Form S-1 on June 2, 1995, as amended on July 6, 1995 and July 25, 1995 and incorporated herein by reference (File No. 33-93020)).

4.4* Rights Agreement, dated as of November 26, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights, including the form of Certificate of Designation of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C. (Included as
         Exhibit 2 to the Company's Form 8-A filed with the Commission on December 10, 1997 and incorporated herein by reference (File No. 1-13095)).

4.5*     Form of Certificate of  Designation of Junior  Participating  Preferred
         Stock setting forth the terms of the Junior Participating Preferred Stock, par value $.01 per share. (Included as Exhibit 2 to the

         Company's Form 8-A filed with the Commission on December 10, 1997 and incorporated herein by reference (File No. 1-13095)).

4.6* Forcenergy Gas Exploration, Inc. 1995 Employee Stock Purchase Plan. (Filed as Exhibit 10.9 to the Registration Statement on Form S-1 filed on June 2, 1995, as amended on July 6, 1995 and July 25, 1995 and is included herein by reference (File No. 33-93020)).

5.1** Opinion of Vinson & Elkins L.L.P., as to the legality of the securities being registered.


23.1     Consent of Vinson & Elkins  L.L.P.  (included  in the opinion  filed as
         Exhibit 5.1 to this Registration Statement).

23.2     Consent of Coopers & Lybrand L.L.P.

23.3     Consent of Netherland, Sewell & Associates, Inc.

23.4     Consent of Collarini Engineering Inc.

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).


*  Incorporated herein by reference.

**  Previously filed.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.

                                                     FORCENERGY INC


                                                     By:    /s/ E. Joseph Grady
                                                         -----------------------
                                                         E. Joseph Grady
                                                         Vice President and
                                                         Chief Financial Officer




                    Signature                                      Title                           Date
                    ---------                                      -----                           ----

                      *                                Chairman, President and Chief           June 11, 1998
     ----------------------------------------                 Executive Officer
              Stig Wennerstrom                         (Principal Executive Officer)


           /s/ E. Joseph Grady                              Vice President and                 June 11, 1998
    -----------------------------------------             Chief Financial Officer
               E. Joseph Grady                           (Principal Financial and
                                                            Accounting Officer)

    -----------------------------------------                   Director
               Bruce L. Burnham


                      *                                         Director                       June 11, 1998
     ----------------------------------------
                 Eric Forss

                      *                                         Director                       June 11, 1998
    -----------------------------------------
                Robert Issal

                                                                Director
   ------------------------------------------
              Antony T.F. Lundy



                                                                                               June 11, 1998
    *        /s/ E. Joseph Grady
  -------------------------------------------
      E. Joseph Grady, Attorney-in-Fact


                                  EXHIBIT INDEX

 Exhibit
 Number    Description
 ------    -----------

4.1* Amended and Restated Certificate of Incorporation of the Company dated July 25, 1995. (Filed as Exhibit 3.1 to the Quarterly Form on 10-Q filed on November 14, 1995 for the nine month period ending September 30, 1995 and incorporated herein by reference (File No. 0-26444)) and Amendment No. 1 thereto filed with Amendment No. 2 to Form S-1 filed on June 6, and incorporated herein by reference (File No. 333-4600).

4.2* Bylaws of the Company. (Filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed on June 2, 1995, as amended on July 6, 1995 and July 25, 1995 and incorporated herein by reference (File No. 33-93020)).

4.3* Specimen Common Stock certificate. (Filed as Exhibit 4.1 to the Registration Statement on Form S-1 on June 2, 1995, as amended on July 6, 1995 and July 25, 1995 and incorporated herein by reference (File No. 33-93020)).

4.4* Rights Agreement, dated as of November 26, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights, including the form of Certificate of Designation of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C. (Included as
         Exhibit 2 to the Company's Form 8-A filed with the Commission on December 10, 1997 and incorporated herein by reference (File No. 1-13095)).

4.5*     Form of Certificate of  Designation of Junior  Participating  Preferred
         Stock setting forth the terms of the Junior Participating Preferred Stock, par value $.01 per share. (Included as Exhibit 2 to the Company's Form 8-A filed with the Commission on December 10, 1997 and incorporated herein by reference (File No. 1-13095)).

4.6* Forcenergy Gas Exploration, Inc. 1995 Employee Stock Purchase Plan. (Filed as Exhibit 10.9 to the Registration Statement on Form S-1 filed on June 2, 1995, as amended on July 6, 1995 and July 25, 1995 and is included herein by reference (File No. 33-93020)).

5.1** Opinion of Vinson & Elkins L.L.P., as to the legality of the securities being registered.


23.1     Consent of Vinson & Elkins  L.L.P.  (included  in the opinion  filed as
         Exhibit 5.1 to this Registration Statement).

23.2     Consent of Coopers & Lybrand L.L.P.

23.3     Consent of Netherland, Sewell & Associates, Inc.

23.4     Consent of Collarini Engineering Inc.

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).


*        Incorporated herein by reference.

**       Previously filed.